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                                                                   Exhibit 4.5


                         GAYLORD ENTERTAINMENT COMPANY

                              AMENDED AND RESTATED

                      1991 STOCK OPTION AND INCENTIVE PLAN


1.       PURPOSE: TYPES OF AWARDS: CONSTRUCTION.

         The purpose of the 1991 Stock Option and Incentive Plan of Gaylord Entertainment Company (the "Plan") is to afford an incentive to officers, directors and key employees of Gaylord Entertainment Company (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company's business. It is further intended that options granted by the Committee pursuant to Section 8 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). The Committee may also grant limited stock appreciation rights ("Limited Rights") pursuant to Section 9 of the Plan, either in connection with options granted under the Plan ("Options") or independently of options and may grant restricted stock ("Restricted Stock") under the Plan pursuant to Section 10 of the Plan. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.       DEFINITIONS.

         As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "Common Stock" shall mean shares of Class A Common Stock, par value $.01 per share, of the Company.

                  (b) "Disability" shall mean a Grantee's (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  (c) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 3 hereof), in its sole discretion, shall determine.


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                  (d) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee (as defined in Section 3 hereof) pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

                  (e) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                  (f) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                  (g) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

                  (h) "Retirement" means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express written consent of the Company on or after attaining age 55.

3.       ADMINISTRATION.

         The Plan shall be administered by a committee (the "Committee") established by the Board of Directors of the Company (the "Board"), the composition of which shall at all times satisfy the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereof.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Limited Rights and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price") and the kind of consideration payable (if any) with respect to awards; to determine the period during which options and Limited Rights may be exercised and Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as "Grantees"); to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the "Agreements"); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has


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delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.       ELIGIBILITY.

         Officers and other key employees of the Company shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible employees to the management, growth and/or profitability of the business of the Company and such other factors as the Committee shall deem relevant. Automatic awards granted to nonemployee directors are described in Section 14.

5.       STOCK.

         The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 2,100,0001, subject to adjustment as provided in
Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

         If any outstanding award under the Plan should, for any reason, expire, be canceled or be terminated (other than in connection with the exercise of a Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

         Notwithstanding the foregoing, no forfeited share of Restricted Stock shall become available for subsequent grants under the Plan if any dividends have theretofore been declared or paid, or any voting rights could have been exercised, with respect to such share of Restricted Stock prior to forfeiture.

         The maximum number of shares of Common Stock for which awards may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 525,000, subject to adjustment as provided in
Section 11 hereof. Notwithstanding the foregoing limitation, nothing herein


--------
    (1) Adjusted per Section 11(a) hereof to reflect the effect of a 2:1 stock split effected on September 13, 1993 and the 5% stock dividend payable June 20, 1995.


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shall cause a reduction in the number of shares of Common Stock subject to awards outstanding to any eligible employee as of May 4, 1995.

6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock option or a Nonqualified Stock option.

                  (c) Option Price. Each Option Agreement shall state the option Price, which, in the case of an Incentive Stock option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 11 hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted.

                  (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, as the Option Agreement may provide, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine.

                  (e) Term and Exercisability of Options. Each Option Agreement shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

                  (f) Termination of Employment

                           (i)      Generally.  Except as otherwise provided
herein, an option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

                           (ii)     Death or Disability. If a Grantee dies
while employed by the Company or a Parent or Subsidiary (or within the period of extended exercisability otherwise provided herein), or


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if the Grantee's employment terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee's estate, or by the legatee under the Grantee's will at any time until the expiration of the stated term of the Option. In the event that an option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

                           (iii)    Retirement. If a Grantee's employment
terminates by reason of Retirement, any option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the option.

                           (iv)     Cause. If a Grantee's employment terminates
for "Cause" (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of such termination.

                           (v)      Committee Discretion. Notwithstanding the
provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee's employment, to the extent permitted by applicable federal and state law.

                  (g) Deleted

                  (h) Other Provisions. The Option Agreements evidencing options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.       NONQUALIFIED STOCK OPTIONS.

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.       INCENTIVE STOCK OPTIONS.

         Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof.

                  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.


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                  (b) Ten Percent Stockholder. In the case of an Incentive
Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and
(ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.       LIMITED STOCK APPRECIATION RIGHTS.

                  (a) The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan (referred to herein as the "Related LSAR Option") with respect to all or some of the shares of Common Stock covered by such Related LSAR Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written limited rights agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve (the "Limited Rights Agreement"). A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the Related LSAR Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the Related LSAR Option and must expire no later than the expiration of the Related LSAR Option. A Limited Right may be exercised only during the ninety-day period beginning on an "Acceleration Date" (as defined in Section 11(c)). Each Limited Right shall be exercisable only if, and to the extent that, the Related LSAR Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right (or Related LSAR Option) granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (an "Insider") must be (i) held by the Insider for at least six (6) months from the date of grant of the Limited Right (or related LSAR Option) before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met). Upon the exercise of a Limited Right, the Related LSAR Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a Related LSAR Option, the Limited Right with respect to such Related LSAR Option shall terminate to the extent of the shares of Common Stock with respect to which the Related LSAR Option was exercised or terminated.

                  (b) Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

                           (i)      in the case of the realization of Limited
Rights by reason of an acquisition of Common Stock described in Section 11(c)(i) below, an amount equal to the Acquisition Spread as defined in Section 9(d) hereof; or

                           (ii)     in the case of the realization of Limited
Rights by reason of shareholder approval of an agreement or plan described in
Section 11(c)(ii) below, an amount equal to the Merger Spread as defined in
Section 9(f) hereof; or

                           (iii)    in the case of the realization of Limited
Rights by reason of the change in composition of the Board as described in
Section 11(c)(iii) below, an amount equal to the Spread as defined in Section 9(g) hereof.


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         Notwithstanding the foregoing provisions of this Section 9(b), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

                  (c) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 11(c)(i) below, the greater of
(i) the highest price per share of Common Stock shown on the Statement on
Schedule 13D or amendment thereto filed by the holder of 50% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, or (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised.

                   (d) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Acquisition Price per Share over (B) the option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

                  (e) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of an agreement described in Section 11(c)(ii) below, the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, or (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date on which such Limited Right is exercised.

                  (f) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

                  (g) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 11(c)(iii) below, an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

                  (h) Each Limited Right shall be granted on such other terms and conditions not inconsistent with the Plan as the Committee may determine.

                  (i) To exercise a Limited Right, the Grantee shall (i) give written notice thereof to the Committee or its designated agent in form satisfactory to the Committee specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Limited Rights Agreement and, if applicable, the Related LSAR Option Agreement to the Committee, who shall endorse thereon a notation of such exercise and return the Limited Rights Agreement and, if applicable, the Related LSAR Option Agreement to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this Section 9(i).




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10.      RESTRICTED STOCK.

         The Committee may award shares of Restricted Stock to any eligible employee. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the "Restricted Stock Agreement"), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

                  (a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

                  (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

                  (c) Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsections (c) and (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

                  (d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this
Section 10, including the right to receive dividends with respect to such shares and to vote such shares.

                  (e) If the Grantee's Restricted Stock Agreement so provides, upon the occurrence of any of the events described in Section 11(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect.

                  (f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11.       EFFECT OF CERTAIN CHANGES.

                  (a) If there is any change in the shares of Common Stock through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards


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(both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in
Section 5 hereof), the number of such shares covered by outstanding awards, and the price per share of options or the applicable market value of Limited Rights shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (b) In the event of the dissolution or liquidation of the Company, in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off or in the event of other similar transactions, the Committee may provide that:

                           (i)      the Grantee of any award hereunder shall
have the right to exercise an Option (at its then Option Price) or to receive in respect of other types of awards the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a Grantee of the number of shares of Common Stock subject to such award for which such award might have been exercised or realized immediately prior to such dissolution, liquidation, or corporate separation or division; or

                           (ii)      each award granted under the Plan shall
terminate as of a date to be fixed by the Committee and that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise or otherwise realize with respect to such awards all or any part of the shares of Common Stock and other securities, property, cash or any combination thereof, covered thereby.

         In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Board shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in sections (11)(b)(i) or 11(b)(ii) above.

                  (c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company"):

                           (i)      the "beneficial ownership", as defined in
Rule 13d-3 under the Exchange Act, of securities representing more than fifty percent (50%) of the combined voting power of the Company is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                           (ii)     the shareholders of the Company approve a
definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or



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                           (iii)    during any period of two consecutive years,
individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

Following the Acceleration Date, (i) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof, and (ii) the Committee may in its discretion (unless proscribed with respect to certain Grantees), permit the cancellation of outstanding Options in exchange for a cash payment in an amount per share subject to any such award equal to the amount that would be payable pursuant to Section 9(b) hereof upon exercise of a Limited Right under those circumstances. Notwithstanding the foregoing, no Insider shall be eligible to receive a cash payment in respect of any award held for less than six months prior to exercise.

                  (d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  (e) Except as herein before expressly provided in this
Section 11, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

12.       SURRENDER AND EXCHANGES OF AWARDS.

         The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new option
(1) may be an Incentive Stock Option or a Nonqualified Stock option, (2) may be in tandem with Limited Rights, and (3) shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new

Option is granted. The Committee may also grant Limited Rights or Restricted Stock in exchange for Surrendered options to any holder of such Surrendered Option.

13.      PERIOD DURING WHICH OPTIONS MAY BE GRANTED.

         Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

14.      DIRECTOR OPTIONS.

         Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 14 shall apply only to non-employee members of the Board. The other provisions of the Plan shall apply to grants of options under this Section 14 to the extent not inconsistent with the provisions of this Section. For purposes of interpreting Section 6(f) and 6(g) of the Plan only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

         Each non-employee member of the Board shall receive Nonqualified Stock Options in accordance with the provisions of this Section 14:

                  (a) Grantees of Options under this Section 14 shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

                  (b) The Options granted under this Section 14 shall be Nonqualified Stock options.

                  (c) On the date any non-employee person is elected to the Board, he or she shall be granted a Nonqualified Stock option to purchase 7,350 shares of Common Stock. On the date of each subsequent annual meeting of stockholders at which directors are elected, so long as the non-employee person continues to serve as a member of the Board following such annual meeting (and provided such person has served as a member of the Board for at least 11 months prior to such date), such person shall be granted a Nonqualified stock option to purchase an additional 7,350 shares of Common Stock. The Option Price per share of Common Stock purchasable under any option granted pursuant to this
Section 14(c) shall be equal to the Fair Market Value of the Common Stock on the date of grant. The term of such option shall be ten years from the date of the grant. Such options shall be exercisable one year from the date of grant by payment in full in cash or in shares of Common Stock having a Fair Market Value equal to the option Price or in a combination of cash and such shares.

                  (d) The Board may not amend, alter or discontinue this
Section 14 without the approval of the holders of a majority of the Common Stock issued and outstanding and in no event shall this Section 14 be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  (e) The Company intends that this Section 14 shall comply with the requirements of Rule 16b-3 of the Exchange Act during the term of the Plan. Should any provision of this Section 14 not be necessary to comply with the requirements of such rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

15.      NONTRANSFERABILITY OF AWARDS.

         Awards of Incentive Stock Options and Limited Rights associated with Incentive Stock Options shall not be transferable otherwise than by will or by the laws of descent and distribution. Other awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, other than pursuant to a valid qualified domestic relations order issued by a court pursuant to Section 414(p) of the Code. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.

16.      APPROVAL OF SHAREHOLDERS.

         The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

17.      AGREEMENT BY GRANTEE REGARDING WITHHOLDING TAXES.

         If the Committee shall so require, as a condition of exercise of an option or Limited Right or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option or Limited Right or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of an option or Limited Right or realization of any award from any payment of any kind due to the Grantee.

         The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award. The satisfaction of withholding obligations with shares of Common Stock may be made at the election of an Insider either: (a) during the 10-business day window period described in Rule 16b-3(e) (or any successor provision) under the Exchange Act, if the election and exercise are made during the such period; or
(b) by irrevocable election of at least six months prior to the date of such withholding.

18.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which awards may be granted under the Plan or materially increase the benefits accruing to Grantees under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 11 hereof shall not require such approval. Except as provided in Section 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

19.      RIGHTS AS A SHAREHOLDER.

         Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

20.      NO RIGHTS TO EMPLOYMENT.

         Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any Subsidiary.

21.      BENEFICIARY.

         A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

22.      GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.


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